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[LETTERHEAD OF KRAMER LEVIN NAFTALIS & FRANKEL LLP]

                                                               Exhibit 99.B10(a)


                                 May 14, 1999


The Bear Stearns Funds
575 Lexington Avenue
New York, New York  10022

Re:  The Bear Stearns Funds
     Registration No. 33-84842
     Post-Effective Amendment
     to Registration Statement on Form N-1A
     --------------------------------------

Gentlemen:

     We consent to the reference to our Firm as counsel in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A.


                     Very truly yours,

                     /s/Kramer Levin Naftalis & Frankel LLP